ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of September 17, 1999, made by and between Planet411.com Corporation, a Nevada corporation ("Assignor") and Planet411.com Inc., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, Assignor and Assignee have approved the merger of Assignor with and into Assignee; and

     WHEREAS, Assignor is party to (a) that certain Combination Agreement made as of April 20th, 1999 by and among Assignor, 3560309 Canada Inc. ("Canco") , Planet 411 (Nova Scotia) Company ("Novaco"), 9066-4871 Quebec Inc. and the Stockholders (as defined therein), who are represented by their mandataries Joseph Farag, Stephane Chouinard and Johnson Joseph (hereinafter the "Combination Agreement") and (b) that certain Voting, Support and Exchange Trust Agreement made as of May 13, 1999 by and among Assignor, Canco, Novaco, Joseph Farag, Stephane Chouinard and Johnson Joseph (collectively as the Trustee thereunder) (the "Voting Agreement" and collectively with the Combination Agreement, the "Agreements");

     NOW, THEREFORE, IT IS AGREED:

     1. Assignment and Assumption. Assignor hereby transfers and assigns all of its rights and interest in and to, and delegates its liabilities and obligations under each of the Agreements to Assignee, and Assignee hereby accepts such transfer and assignment from Assignor and assumes all of the liabilities and obligations of Assignor under each of the Agreements.

     2. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments and documents, and take such other action, as any party to any of the Agreements may reasonably request in connection with the transactions contemplated by this Assignment and Assumption Agreement.

     3. Successors and Assigns; Bank as Third Party Beneficiary. This Assignment and Assumption Agreement shall be binding upon the successors and permitted assigns of Assignor and Assignee. This Assignment and Assumption Agreement shall inure to the benefit of the parties hereto and to the parties to each of the Agreements, with no other third party beneficiaries intended hereby.

     4. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

     5. Severability. If at any time any provision of this Assignment and Assumption Agreement is or becomes invalid, illegal or unenforceable in any respect under the laws of the State of New York or the State of Nevada or any other jurisdiction whose administrative laws are applicable thereto, as the case may be, then neither the legality, validity or the enforceability of the remaining provisions hereof or thereof shall in any way be affected or impaired hereby or thereby.

     6. Amendment and Waiver. Any amendment or waiver of any provision of this Assignment and Assumption Agreement shall be in writing signed by the parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Assumption Agreement shall be without prejudice to any rights with respect to any other or future breach hereof or thereof.

     7. Counterparts. This Agreement may be executed in several counterparts each of which when executed by any of the parties shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

              [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                 ASSIGNEE:

                                        PLANET411.COM CORPORATION



                                        By:  /s/ STEPHANE CHOUINARD
                                           -------------------------------------
                                        Name: Stephane Chouinard



                                                 ASSIGNOR:

                                        PLANET411.COM INC.



                                        By: /s/ JOSEPH FARAG
                                           -------------------------------------
                                        Name: Joseph Farag

     The undersigned, being additional parties to the Combination Agreement or the Voting Agreement (each as defined herein), as applicable, hereby consent to the terms and conditions of this Assignment and Assumption Agreement.

      Combination Agreement                          Voting Agreement

3560309 Canada Inc.                     3560309 Canada Inc.


By:  /s/ JOHNSON JOSEPH                     By: /s/ JOHNSON JOSEPH
   -------------------------------          -----------------------------------
   Johnson Joseph                           Johnson Joseph


Planet 411 (Nova Scotia) Company        Planet 411 (Nova Scotia) Company


By: /s/ JOSEPH FARAG                        By: /s/ JOSEPH FARAG
   -------------------------------          -----------------------------------
   Joseph Farag                             Joseph Farag



The Individuals Listed on Schedules 2.2 and
2.2A of the Combination Agreement, acting and represented herein by the following:


     /s/ JOSEPH FARAG                       /s/ JOSEPH FARAG
     ----------------------------           -----------------------------------
     Joseph Farag, Mandatary                Joseph Farag


    /s/ STEPHANE CHOUINARD                  /s/ STEPHANE CHOUINARD
    -----------------------------           -----------------------------------
    Stephane Chouinard, Mandatary           Stephane Chouinard


    /s/ JOHNSON JOSEPH                      /s/ JOHNSON JOSEPH
    -----------------------------           -----------------------------------
    Johnson Joseph, Mandatary               Johnson Joseph

9066-4871 Quebec, Inc.


By: /s/ JOSEPH FARAG
    -----------------------------
    Joseph Farag